EXHIBIT 99.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Annual Report on Form 10-K/A of PG&E National Energy Group, Inc. for the year ended December 31, 2002, I, Thomas E. Legro, Vice President, Controller and Chief Accounting Officer of PG&E National Energy Group, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Annual Report on Form 10-K/A of PG&E National Energy Group, Inc.for the year ended December 31, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Annual Report on Form 10-K/A of PG&E National Energy Group, Inc. for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of PG&E National Energy Group, Inc..

/s/ THOMAS E. LEGRO

THOMAS E. LEGRO

Vice President, Controller and Chief Accounting Officer (principal financial officer)

March 12, 2003